Exhibit 99.2

Financial Statements for

Smoke Free Technologies Inc. dba
Vapor Beast

September 30, 2016 and 2015

CONTENTS

PAGE

FINANCIAL STATEMENTS
Balance Sheets	2
Statements of Income	3
Statements of Stockholders’ Equity	4
Statements of Cash Flow	5
Notes to Financial Statements	6 – 10

SMOKE FREE TECHNOLOGIES INC. DBA VAPOR BEAST
BALANCE SHEETS
SEPTEMBER 30, 2016 AND 2015
(UNAUDITED)

	September 30,
	2016	2015
ASSETS
Current Assets
Cash	$155,656	$326,014
Accounts receivable	382,165	203,977
Inventories	7,011,036	6,421,236
Prepaid expenses and other assets	855,770	859,277
Total current assets	8,404,627	7,810,504
Property and equipment, net	253,122	99,894

Other assets	102,433	95,131

Total assets	$8,760,182	$8,005,529

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$1,001,516	$1,517,081
Accrued expenses	825,703	373,022
Line of credit	711,656	-
Related-party notes payable	-	3,000,000
Total current liabilities	2,538,875	4,890,103

Commitments and Contingencies (Note 6)
Stockholders' Equity
Common stock, $0.01 par value, 1,000,000 shares authorized 100,000 oustanding at September 30, 2016 and 2015	253,600	253,600
Retained earnings	5,967,707	2,861,826
Total stockholders' equity	6,221,307	3,115,426

Total liabilities and stockholders' equity	$8,760,182	$8,005,529

See accompanying notes.

SMOKE FREE TECHNOLOGIES INC. DBA VAPOR BEAST
STATEMENT OF INCOME
NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2016 AND 2015
(UNAUDITED)

	September 30,
	2016	2015

NET SALES	$40,260,177	$26,300,088

COST OF SALES	30,978,278	19,463,318
Gross profit	9,281,899	6,836,770

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	4,216,703	2,666,786
Operating income	5,065,196	4,169,984

OTHER EXPENSE
Interest expense	(227,128)	(105,857)
Income before income taxes	4,838,068	4,064,127

INCOME TAX EXPENSE	(70,900)	(57,400)

Net income	$4,767,168	$4,006,727

See accompanying notes.

SMOKE FREE TECHNOLOGIES INC. DBA VAPOR BEAST
STATEMENTS OF STOCKHOLDERS’ EQUITY
NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2016 AND 2015
(UNAUDITED)

	Common Stock
	Shares	Amount	Retained Earnings	Total Stockholders' Equity

BALANCE, JANUARY 1, 2015	100,000	$253,600	$470,099	$723,699

Distributions	-	-	(1,615,000)	(1,615,000)
Net income	-	-	4,006,727	4,006,727

BALANCE, SEPTEMBER 30, 2015	100,000	$253,600	$2,861,826	$3,115,426

BALANCE, JANUARY 1, 2016	100,000	$253,600	$4,248,539	$4,502,139

Distributions	-	-	(3,048,000)	(3,048,000)
Net income	-	-	4,767,168	4,767,168

BALANCE, SEPTEMBER 30, 2016	100,000	$253,600	$5,967,707	$6,221,307

See accompanying notes.

SMOKE FREE TECHNOLOGIES INC. DBA VAPOR BEAST
STATEMENTS OF CASH FLOWS
NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2016 AND 2015
(UNAUDITED)

	September 30,
	2016	2015
OPERATING ACTIVITIES
Net income	$4,767,168	$4,006,727
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	35,243	5,091
Changes in operating assets and liabilities:
Accounts receivable	(167,619)	(148,853)
Inventories	130,230	(4,666,679)
Prepaid expenses and other current assets	873,799	(831,819)
Other assets	(13,540)	(10,854)
Accounts payable	(685,030)	1,355,052
Accrued expenses	106,495	236,429
Net cash provided by (used in) operating activities	5,046,746	(54,906)
INVESTING ACTIVITIES
Purchase of property and equipment	(144,609)	(104,985)
Net cash used in investing activities	(144,609)	(104,985)

FINANCING ACTIVITIES
Advances drawn on line of credit	711,656	-
Issuance of related-party notes payable	-	1,950,000
Repayments on related-party notes payable	(3,227,040)	-
Distributions to stockholders	(3,048,000)	(1,615,000)
Net cash (used in) provided by financing activities	(5,563,384)	335,000

(DECREASE) INCREASE IN CASH	(661,247)	175,109

CASH
Beginning of year	816,903	150,905

End of year	$155,656	$326,014

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for:
Interest	$227,218	$105,857
Income taxes	$70,900	$57,400

See accompanying notes.

SMOKE FREE TECHNOLOGIES INC. DBA VAPOR BEAST
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of business – Smoke Free Technologies, Inc. dba Vapor Beast is a seller of vaping supplies to retailers and online consumers.

Method of accounting – The financial statements have been prepared utilizing the accrual basis of accounting.

Accounts receivable – Accounts receivable are generally recorded when the customer is invoiced and products are shipped. The allowance for doubtful accounts is based on historical losses, existing economic conditions, financial stability of the Company’s customers, past experience, and an analysis of current accounts receivable. Accounts deemed uncollectible are written off in the year deemed uncollectible. As of September 30, 2016 and 2015, the Company had no allowance for doubtful accounts as all amounts are deemed collectible.

Inventories – Inventories are stated at the lower of average cost (first-in, first-out method) or market value and consist solely of finished goods.

Prepaid expenses and other current assets – Prepaid expenses and other current assets include advance amounts paid or payable for goods or services yet to be provided to the Company. Certain of the Company’s vendors require deposits for inventory prior to shipment of such inventory to the Company. These deposits are invoiced by the vendor and recorded by the Company as accounts payable and prepaid expense upon receipt of the invoice. Upon shipment of inventory to the Company, the prepaid expense is relieved and inventory is recorded. At September 30, 2016 and 2015 accounts payable and prepaid expenses include amounts invoiced by vendors for inventory that had not shipped to the Company.

Property and equipment – Property and equipment are recorded at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years.

Impairment of long-lived assets – The Company periodically evaluates long-lived assets for impairment. If indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through the undiscounted future operating cash flows. If impairment is indicated, the Company measures the amount of such impairment by comparing the carrying value of the asset to the undiscounted cash flows associated with the use of the asset. The Company has not recognized any impairment losses during the nine-month periods ended September 30, 2016 and 2015.

Income taxes – The Company, with the consent of its stockholders, has elected treatment as an S Corporation under the Internal Revenue Code. In lieu of corporate federal incomes taxes, the stockholders of an S Corporation are taxed on their share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the accompanying financial statements. Certain specific deductions and credits flow through the Company to its stockholders.

SMOKE FREE TECHNOLOGIES INC. DBA VAPOR BEAST
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

Note 1 – Nature of Business and Significant Accounting Policies (continued)

This election is valid for California; however, California law requires a minimum tax of 1.5 percent on California taxable income. Therefore, a provision for state income taxes has been included in the accompanying statements of income.

Revenue recognition – Revenue is recognized at the time the product is shipped. Sales are reported net of consumer coupon redemption, trade promotion and other costs, including estimated allowances for returned product.

Shipping costs – Shipping costs are expensed as incurred and included in cost of sales.

Sales tax – The Company collects sales tax from its customers and remits the appropriate state, county, local, and district taxes on a quarterly basis. The Company records sales tax collected from customers with sales tax remitted to governmental authorities net, in net sales.

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent accounting pronouncements – In May 2014, the Financial Standards Accounting Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenues from Contracts with Customers (Topic 606). This guidance applies to any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. The core principle of this guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance supersedes existing revenue recognition guidance, including most industry-specific guidance, as well as certain related guidance on accounting for contract costs. For nonpublic entities, this guidance is effective for annual reporting periods beginning after December 15, 2018. Limited early adoption options are permitted. The Company is currently evaluating the impact of this ASU on its financial statements.

In July 2015, FASB issued ASU 2015-11, Inventory (Topic 330), Simplifying the Measurement of Inventory, which changes the measurement principle for inventory from the lower of cost or market to the lower of cost and net realizable value. ASU 2015-11 defines net realizable value as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. ASU 2015-11 will be effective for fiscal years beginning after December 15, 2016, and early adoption is permitted. The Company has not adopted this guidance and is currently evaluating the impact of this ASU on its financial statements.

SMOKE FREE TECHNOLOGIES INC. DBA VAPOR BEAST
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

Note 1 – Nature of Business and Significant Accounting Policies (continued)

In February 2016, FASB issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by reporting lease assets and lease liabilities, both finance (capital) and operating leases, on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 will be effective for nonpublic entities for fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company has not adopted this guidance and is currently evaluating the impact of this ASU on its financial statements.

Subsequent events – Subsequent events are events or transactions that occur after the balance sheet date, but before the financial statements are issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Company’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet, but arose after the balance sheet date and before the financial statements were issued.

The Company has evaluated subsequent events through October 31, 2016, which is the date the financial statements were available to be issued.

Note 2 – Concentrations

Cash – The Company maintains its cash in bank deposit accounts which at times may exceed the federally-insured deposit limits. The Company has not experienced any losses in such accounts.

Vendor concentrations – At September 30, 2016 and 2015, two vendors accounted for 34 and 32 percent, respectively, of accounts payable. For the nine-month period ended September 30, 2016, there were no vendors which accounted for a concentration of disbursements. For the nine-month period ended September 30, 2015, there was one vendor which accounted for 15 percent of total disbursements.

SMOKE FREE TECHNOLOGIES INC. DBA VAPOR BEAST
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

Note 3 – Property and equipment

Property and equipment consisted of the following at September 30:

	2016	2015

Computer equipment	$54,888	$32,412
Software	224,397	56,815
Furniture and fixtures	20,742	15,758
	300,027	104,985
Less accumulated depreciation	46,905	5,091

Total	$253,122	$99,894

Depreciation expense for the nine-month periods ended September 30, 2016 and 2015 was $35,243 and $5,091, respectively.

Note 4 – Line of credit

In September 2016, the Company obtained a $1,500,000 line of credit with a bank, which is guaranteed by the Company’s stockholders. The line matures in September 2017 and bears interest at an annual rate of 4.5 percent with interest payable monthly. The line of credit includes a requirement to maintain certain financial covenants, of which the company was in compliance with at September 30, 2016.

Note 5 – Related-party Transactions

Notes payable to stockholders – Through December 31, 2015, the Company issued various notes payable to stockholders totaling $3,227,040 which were secured by substantially all of the Company’s assets and bore interest at rates ranging from 7 percent to 12.5 percent per annum. As of September 30, 2015, the $3,000,000 notes payable to stockholders bore interest at 12.5 percent with maturity dates ranging from April 2016 to September 2016. During the nine-month period ending September 30, 2016, the Company repaid the balance of notes payable to stockholders totaling $3,227,040.

Other related party payments – During the nine-month period ended September 30, 2015, the Company paid $218,000 for administrative services provided by a company in which stockholders are the majority owners, of which no amounts were payable at September 30, 2015. There were no services provided by this related party for the nine-month period ended September 30, 2016.

SMOKE FREE TECHNOLOGIES INC. DBA VAPOR BEAST
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

Note 6 – Operating Leases and Commitments

Through September 30, 2016, the Company leased its corporate office under a long-term, non-cancelable lease which required monthly payments through the scheduled expiration date of the lease was June 2019; however, the lease was amended in September 2016 to allow for early termination effective January 31, 2017 with no penalty.

In August, 2016, the Company entered into a new lease for corporate office space. The non-cancelable lease requires monthly payments beginning October 1, 2016 and continuing through July 31, 2018.

Future minimum lease payments under the operating leases at September 30, 2016 are as follows:

Year ended December 31:
2016	$63,978
2017	161,684
2018	88,123

Total	$313,785

For the nine-month periods ended September 30, 2016 and 2015, total rent expense incurred was approximately $95,000 and $58,000, respectively.

Retirement Plan – The Company has established a 401(k) plan, which is available to substantially all full-time employees. The Company’s matching contribution of up to 4 percent of compensation was approximately $24,000 and $1,000 for the nine-month periods ended September 30, 2016 and 2015, respectively.

Note 7 – Stockholders’ Equity

The Company is authorized to issue 1,000,000 shares of common stock with $0.01 par value. The holders of shares of common stock shall be entitled to one vote per share. The Board of Directors is authorized to fix the number of shares of issued and determine the designation of any such shares as well as determine and alter the rights and privileges for each series.